Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
SECOND QUARTER RESULTS
Second Quarter Results
•Net income available to RGA shareholders of $7.01 per diluted share, compared with $2.70 per diluted share in the prior-year quarter.
•Adjusted operating income of $8.89 per diluted share, compared with $4.72 per diluted share in the prior-year quarter.
•Return on equity (“ROE”) of 11.5%; adjusted operating ROE of 17.4%; adjusted operating ROE, excluding notable items of 18.4%, each for the trailing twelve months.
•Returned $111 million to shareholders in the quarter, including $50 million of shares repurchased and $61 million in dividends paid. The Board of Directors declared a regular quarterly dividend of $0.98, representing a 5.4% increase, to be paid in the third quarter.

ST. LOUIS, Aug. 6, 2026 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported second quarter net income available to RGA shareholders of $462 million, or $7.01 per diluted share, compared with $180 million, or $2.70 per diluted share, in the prior-year quarter. Adjusted operating income for the second quarter totaled $586 million, or $8.89 per diluted share, compared with $315 million, or $4.72 per diluted share, in the prior-year quarter. Net foreign currency fluctuations had an unfavorable effect of $0.05 per diluted share on net income available to RGA shareholders, and $0.08 per diluted share on adjusted operating income, both as compared with the prior-year quarter.

Tony Cheng, President and Chief Executive Officer, commented, “RGA delivered another record quarter, extending the momentum we have generated so far in 2026 with excellent results across our regions and business lines. Claims experience was modestly favorable to expectations, reinforcing a trend since 2023 that validates our pricing and risk selection discipline. Alongside steady biometric results, we achieved strong investment returns, driven by disciplined execution from our world-class investment team and favorable market backdrop.

“Our first-half results reflect RGA’s durable fundamentals and the strategic advantages of our diversified platform that allow us to deploy capital toward the most attractive opportunities to generate strong risk-adjusted returns while maintaining the discipline to forgo deals that do not meet our standards. With a healthy pipeline, we remain focused on sustainable growth and prudent capital allocation. Our confidence in RGA’s outlook for 2026 and beyond remains high.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2026	2025	2026	2025
Net premiums	$4,472	$4,151	$9,067	$8,170
Net income available to RGA shareholders	462	180	792	466
Net income available to RGA shareholders per diluted share	7.01	2.70	11.99	6.97
Adjusted operating income	586	315	1,048	693
Adjusted operating income, excluding notable items	586	315	1,048	693
Adjusted operating income per diluted share	8.89	4.72	15.86	10.38
Adjusted operating income, excluding notable items per diluted share	8.89	4.72	15.86	10.38
Book value per share	209.73	182.37	209.73	182.37
Book value per share, excluding accumulated other comprehensive income (AOCI)	173.77	155.87	173.77	155.87
Book value per share, excluding AOCI and B36	174.11	156.63	174.11	156.63
Total assets	167,115	133,479

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the second quarter, consolidated net premiums totaled $4.5 billion, an increase of 7.7% compared with the prior-year quarter, with an immaterial impact from net foreign currency.

Investment income for the quarter, excluding spread-based businesses, increased 10.3% compared with the prior-year quarter, primarily due to a larger average invested asset base. Average investment yield was 5.33% in the quarter compared with 5.31% in the prior-year quarter, reflecting higher variable investment income.

The effective tax rate for the quarter was 23.4% on pre-tax income, above the expected range of 22% to 23%. The effective tax rate for the quarter was 23.1% on adjusted operating income before taxes, generally in line with the expected range of 22% to 23%.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Net premiums	$1,961	$2,019	$3,893	$3,940
Adjusted operating income before taxes	165	4	303	144
Adjusted operating income before taxes, excluding notable items	165	4	303	144

Quarterly Results
•Adjusted operating income of $165 million increased from $4 million in the prior-year quarter, primarily due to more favorable individual life and group experience.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Adjusted operating income before taxes	154	97	272	164
Adjusted operating income before taxes, excluding notable items	154	97	272	164

Quarterly Results
•Adjusted operating income of $154 million increased from $97 million in the prior-year quarter, primarily due to the earnings contribution from the 2025 transaction with Equitable Holdings, Inc. and strong variable investment income.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Net premiums	$348	$339	$687	$658
Adjusted operating income before taxes	38	28	76	60
Adjusted operating income before taxes, excluding notable items	38	28	76	60

Net Premiums
•Foreign currency exchange rates had an immaterial effect on net premiums for the quarter.

Quarterly Results
•Adjusted operating income of $38 million increased from $28 million in the prior-year quarter, primarily due to improved group experience.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Adjusted operating income before taxes	18	9	28	20
Adjusted operating income before taxes, excluding notable items	18	9	28	20

Quarterly Results
•Adjusted operating income of $18 million increased from $9 million in the prior-year quarter, primarily due to strong variable investment income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Net premiums	$568	$573	$1,173	$1,113
Adjusted operating income before taxes	39	18	93	68
Adjusted operating income before taxes, excluding notable items	39	18	93	68

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $10 million for the quarter.

Quarterly Results
•Adjusted operating income of $39 million increased from $18 million in the prior-year quarter, primarily due to improved claims experience and favorable one-time items.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Adjusted operating income before taxes	133	116	261	206
Adjusted operating income before taxes, excluding notable items	133	116	261	206

Quarterly Results
•Adjusted operating income of $133 million increased from $116 million in the prior-year quarter, primarily due to contributions of new business including the associated higher investment income.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Net premiums	$850	$816	$1,710	$1,593
Adjusted operating income before taxes	129	104	254	210
Adjusted operating income before taxes, excluding notable items	129	104	254	210

Net Premiums
•Foreign currency exchange rates had an unfavorable effect on net premiums of $4 million for the quarter.

Quarterly Results
•Adjusted operating income of $129 million increased from $104 million in the prior-year quarter, primarily due to new business growth.
•Foreign currency exchange rates had an unfavorable effect of $2 million on adjusted operating income before taxes in the current quarter.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Adjusted operating income before taxes	120	77	185	136
Adjusted operating income before taxes, excluding notable items	120	77	185	136

Quarterly Results
•Adjusted operating income of $120 million increased from $77 million in the prior-year quarter, primarily due to new business growth and strong variable investment income.
•Foreign currency exchange rates had an unfavorable effect of $7 million on adjusted operating income before taxes in the current quarter.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2026	2025	2026	2025
Adjusted operating income (loss) before taxes	(35)	(32)	(100)	(102)
Adjusted operating income (loss) before taxes, excluding notable items	(35)	(32)	(100)	(102)

Quarterly Results
•Adjusted operating loss of $35 million increased from $32 million in the prior-year quarter.

Dividend Declaration

Effective July 23, 2026, the Board of Directors declared a regular quarterly dividend of $0.98, representing a 5.4% increase, payable September 1, 2026, to shareholders of record as of August 18, 2026.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Friday, August 7, 2026. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same website for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•the Company’s non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;

•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations;

as any of the above items can be volatile and may not reflect the underlying performance of the Company’s businesses. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in our periodic reports in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.

3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company’s investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items;
•Shareholders’ average equity position excluding AOCI, B36 and notable items; and
•Book value per share, excluding AOCI and B36.

5. Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI, and adjusted operating return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;

•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.

Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.

Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.3 trillion of life reinsurance in force and total assets of $167.1 billion as of June 30, 2026. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This document and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company’s investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual purposes; (3) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company’s operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company’s dependence on such third parties; (8) the effectiveness of the Company’s risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company’s investment securities on the Company’s capital requirements and the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions (including conflicts in the Middle East), and terrorism or other acts of violence; (11) competitive factors and competitors’ responses to the Company’s initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company’s ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuation in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and the documents incorporated by reference herein and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC.

Investor Contact
Crystal Lu
Senior Vice President - Investor Relations
(636) 736-7000
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2026		2025
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$462	$7.01	$180	$2.70
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	141	2.13	64	0.96
Market risk benefits remeasurement (gains) losses	(20)	(0.30)	(14)	(0.21)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	8	0.12	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	1	0.02	(3)	(0.04)
Included in interest credited	—	—	1	0.01
Investment (income) loss on unit-linked variable annuities	—	—	—	—
Interest credited on unit-linked variable annuities	—	—	—	—
Interest expense on uncertain tax positions	—	—	—	—
Other (1)	(8)	(0.12)	18	0.27
Uncertain tax positions and other tax related items	—	—	70	1.05
Net income attributable to noncontrolling interest	2	0.03	1	0.01
Adjusted operating income	586	8.89	315	4.72
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$586	$8.89	$315	$4.72
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

(Unaudited)	Six Months Ended June 30,
	2026		2025
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$792	$11.99	$466	$6.97
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	298	4.50	117	1.78
Market risk benefits remeasurement (gains) losses	(3)	(0.05)	9	0.13
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	5	0.08	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(34)	(0.51)	6	0.09
Included in interest credited	2	0.03	9	0.13
Investment (income) loss on unit-linked variable annuities	1	0.02	—	—
Interest credited on unit-linked variable annuities	(1)	(0.02)	—	—
Interest expense on uncertain tax positions	1	0.02	—	—
Other (1)	(13)	(0.20)	14	0.21
Uncertain tax positions and other tax related items	(3)	(0.05)	71	1.06
Net income attributable to noncontrolling interest	3	0.05	3	0.04
Adjusted operating income	1,048	15.86	693	10.38
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$1,048	$15.86	$693	$10.38
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$605	$141	23.4%	$1,046	$251	24.1%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	181	40		379	81
Market risk benefits remeasurement (gains) losses	(26)	(6)		(4)	(1)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	10	2		6	1
Embedded derivatives:
Included in investment related gains/losses, net	1	—		(43)	(9)
Included in interest credited	—	—		3	1
Investment (income) loss on unit-linked variable annuities	—	—		1	—
Interest credited on unit-linked variable annuities	—	—		(1)	—
Interest expense on uncertain tax positions	—	—		1	—
Other (2)	(10)	(2)		(16)	(3)
Uncertain tax positions and other tax related items	—	—		—	3
Adjusted operating income	761	175	23.1%	1,372	324	23.7%
Notable items	—	—		—	—
Adjusted operating income, excluding notable items	$761	$175		$1,372	$324
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income before income taxes	$605	$341	$1,046	$710
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	181	77	379	148
Market risk benefits remeasurement (gains) losses	(26)	(17)	(4)	12
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	10	(2)	6	(2)
Embedded derivatives:
Included in investment related gains/losses, net	1	(3)	(43)	8
Included in interest credited	—	2	3	12
Investment (income) loss on unit-linked variable annuities	—	—	1	—
Interest credited on unit-linked variable annuities	—	—	(1)	—
Interest expense on uncertain tax positions	—	—	1	—
Other (1)	(10)	23	(16)	18
Pre-tax adjusted operating income	761	421	1,372	906
Notable items	—	—	—	—
Pre-tax adjusted operating income, excluding notable items	$761	$421	$1,372	$906
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings per share from net income (loss):
Basic earnings per share	$7.07	$2.72	$12.11	$7.05
Diluted earnings per share	$7.01	$2.70	$11.99	$6.97

Diluted earnings per share from adjusted operating income	$8.89	$4.72	$15.86	$10.38
Weighted average number of common and common equivalent shares outstanding	65,916	66,731	66,068	66,793

(Unaudited)	At June 30,
	2026	2025
Treasury shares	20,019	19,219
Common shares outstanding	65,292	66,092
Book value per share outstanding	$209.73	$182.37
Book value per share outstanding, before impact of AOCI	$173.77	$155.87

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At June 30,
	2026	2025
Book value per share outstanding	$209.73	$182.37
Less effect of AOCI:
Accumulated currency translation adjustment	1.82	1.96
Unrealized (depreciation) appreciation of securities	(93.36)	(74.10)
Effect of updating discount rates on future policy benefits	127.54	98.85
Change in instrument-specific credit risk for market risk benefits	—	0.05
Pension and postretirement benefits	(0.04)	(0.26)
Book value per share outstanding, before impact of AOCI	173.77	155.87
Less effect of B36 derivatives	(0.34)	(0.76)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$174.11	$156.63

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2026:	Average Equity
Shareholders' average equity	$13,096
Less effect of AOCI:
Accumulated currency translation adjustment	111
Unrealized (depreciation) appreciation of securities	(5,293)
Effect of updating discount rates on future policy benefits	7,519
Change in instrument-specific credit risk for market risk benefits	2
Pension and postretirement benefits	(9)
Shareholders' average equity, excluding AOCI	10,766
Year-to-date notable items, net of tax	(46)
Shareholders' average equity, excluding AOCI and notable items	$10,812

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2026:	Income
Net income available to RGA shareholders	$1,508	11.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	462
Change in fair value of embedded derivatives	(24)
Tax expense on uncertain tax positions and other tax related items	(80)
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,873	17.4%
Notable items after tax	(114)
Adjusted operating income, excluding notable items	$1,987	18.4%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Net premiums	$4,472	$4,151	$9,067	$8,170
Investment income, net of related expenses	1,864	1,408	3,565	2,640
Investment related gains (losses), net	(76)	(44)	(246)	(123)
Other revenue	377	84	745	172
Total revenues	6,637	5,599	13,131	10,859
Benefits and expenses:
Claims and other policy benefits	4,478	4,045	9,099	7,867
Future policy benefits remeasurement (gains) losses	6	68	(1)	12
Market risk benefits remeasurement (gains) losses	(26)	(17)	(4)	12
Interest credited	617	314	1,097	613
Policy acquisition costs and other insurance expenses	508	433	1,020	850
Other operating expenses	348	325	674	625
Interest expense	101	90	200	170
Total benefits and expenses	6,032	5,258	12,085	10,149
Income before income taxes	605	341	1,046	710
Provision for income taxes	141	160	251	241
Net income	464	181	795	469
Net income attributable to noncontrolling interest	2	1	3	3
Net income available to RGA shareholders	$462	$180	$792	$466
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